                                                                      EXHIBIT 11

                AMERICAN MEDICAL HOLDINGS, INC. AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                   YEAR ENDED AUGUST 31,
                                                                            -----------------------------------
                                                                              1994         1993          1992
                                                                            --------      -------      --------
SIMPLE:
  Net income before extraordinary loss................................      $139,020      $66,969      $109,618
  Extraordinary loss on early extinguishment of debt..................        (1,909)     (25,431)       (9,997)
                                                                            --------      -------      --------
  Net income..........................................................      $137,111      $41,538      $ 99,621
                                                                            --------      -------      --------
                                                                            --------      -------      --------
  Average outstanding shares..........................................        77,143       76,760        76,645
                                                                            --------      -------      --------
                                                                            --------      -------      --------
  Simple earnings per share before extraordinary loss.................      $   1.80      $  0.87      $   1.43
  Extraordinary loss on early extinguishment of debt..................         (0.02)       (0.33)        (0.13)
                                                                            --------      -------      --------
  Simple earnings per share...........................................      $   1.78      $  0.54      $   1.30
                                                                            --------      -------      --------
                                                                            --------      -------      --------
PRIMARY:
  Net income..........................................................      $137,111      $41,538      $ 99,621
  Adjustment for interest on debentures, net of tax...................           297          280           254
                                                                            --------      -------      --------
    Net income for primary............................................      $137,408      $41,818      $ 99,875
                                                                            --------      -------      --------
                                                                            --------      -------      --------
  Average outstanding shares..........................................        77,143       76,760        76,645
  Common stock equivalents assuming exercise of stock options.........         1,914          819           564
  Common stock equivalents assuming conversion of debentures..........           210          210           210
                                                                            --------      -------      --------
  Shares for primary..................................................        79,267       77,789        77,419
                                                                            --------      -------      --------
                                                                            --------      -------      --------
  Primary earnings per share..........................................      $   1.73(1)   $  0.54(1)   $   1.29(1)
                                                                            --------      -------      --------
                                                                            --------      -------      --------
FULLY-DILUTED:
  Net income for primary..............................................      $137,408      $41,818      $ 99,875
  Adjustment for interest on debentures, net of tax...................           607          527           494
                                                                            --------      -------      --------
    Net income for fully-diluted......................................      $138,015      $42,345      $100,369
                                                                            --------      -------      --------
                                                                            --------      -------      --------
  Shares for primary..................................................        79,267       77,789        77,419
  Common stock equivalents assuming additional conversions of
   debentures and exercise of stock options...........................           623          902           369
                                                                            --------      -------      --------
  Shares for fully-diluted............................................        79,890       78,691        77,788
                                                                            --------      -------      --------
                                                                            --------      -------      --------
  Fully-diluted earnings per share....................................      $   1.73(1)   $  0.54(1)   $   1.29(1)
                                                                            --------      -------      --------
                                                                            --------      -------      --------

- ------------------------
(1) The calculations for primary earnings per share and fully-diluted earnings per share are submitted in accordance with Regulation S-K Item 601 (b) (11) although it is contrary to paragraph 40 of APB Opinion No.15 because it produces no material effect on dilution.